UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 14, 2005

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 14, 2005, Lee Enterprises, Incorporated (the "Company") reported its results for the fourth fiscal quarter ended September 30, 2005 and for the year ended September 30, 2005. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

To supplement the Company's consolidated operating results presented in accordance with generally accepted accounting principles or GAAP, the Company is using the following non-GAAP financial measures in the earnings release: non-GAAP earnings per share ("EPS"), operating cash flow and operating cash flow margin. The Company's explanation for the use of the latter two measures is contained in the attached earnings release.

The Company believes the use of non-GAAP EPS provides meaningful supplemental information to investors and financial analysts with which to evaluate its financial performance by excluding expenses and expenditures related to the acquisition of Pulitzer Inc. that many not be indicative of its core business operating results and, except as noted in the release, are of a substantially non-recurring nature. The Company also believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing the Company's performance and in forecasting and analyzing future periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: November 18, 2005	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release – Fourth Quarter Ended September 30, 2005

3

Exhibit 99.1

201 N. Harrison St., Davenport, IA 52801
(563) 383-2100
www.lee.net

NEWS RELEASE

Lee Enterprises reports earnings for 4th quarter and fiscal year

DAVENPORT, Iowa (Nov. 14, 2005) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that, excluding costs related to the acquisition of Pulitzer Inc., diluted earnings per common share from continuing operations were 51 cents for its fourth quarter ended Sept. 30, 2005, and $2.09 for the fiscal year, compared with 47 cents in the quarter a year ago and $1.92 in fiscal 2004. Expenses related to the acquisition of Pulitzer on June 3, 2005, decreased earnings by 22 cents for the quarter and 39 cents for the year. Reported diluted earnings per common share from continuing operations were 29 cents for the fourth quarter ended Sept. 30, 2005, and $1.70 for the fiscal year.

“Integration of Pulitzer continues at a rapid and successful pace and, importantly, our other operations have again posted strong performances, especially in advertising revenue growth, up 4.7 percent this quarter. For the year, ad revenue on a same property basis grew 4.9 percent.” said Mary Junck, Lee chairman and chief executive officer. “With the Pulitzer acquisition, this has been a landmark year for Lee, and we’ve set the stage for exciting opportunities in the years ahead.”

OPERATING RESULTS FOR THE QUARTER

For the quarter ended Sept.30, 2005, advertising revenue increased 73.7 percent from a year ago to $226.0 million, with growth of 65.1 percent in retail, 72.5 percent in classified, 191.6 percent in national, 42.5 percent in niche and 143.2 percent in online advertising. Circulation revenue increased 58.9 percent. Total operating revenue increased 66.8 percent to $290.2 million.

On a same property (1) basis, which excludes the impact of Pulitzer and other acquisitions and divestitures made in the current or prior year, total advertising revenue for the quarter increased 4.7 percent from a year ago, circulation revenue decreased 1.8 percent, and total operating revenue increased 3.1 percent.

Operating expenses, excluding depreciation and amortization, increased 80.3 percent to $231.1 million, with compensation up 63.4 percent, newsprint and ink up 80.8 percent and other expenses up 68.7 percent. All categories of expenses were affected by acquisitions and costs related to the acquisition of Pulitzer added $16.5 million.

Same property operating expenses, excluding depreciation and amortization, increased only 1.3 percent in the quarter, with compensation up 2.0 percent, newsprint and ink up 8.4 percent and other operating expenses down 3.1 percent.

Operating cash flow (2) increased 29.0 percent to $59.2 million, including acquisitions and related costs. Operating cash flow margin(2) was 20.4 percent, compared with 26.4 percent a year ago, reflecting the overall lower margin of the Pulitzer newspapers and costs related to the Pulitzer acquisition in the current year quarter. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, rose 18.9 percent to $42.1 million. Non-operating expenses, which include financial expense related to the Pulitzer acquisition, totaled $22.1 million, compared with $2.6 million a year ago. As a result, income from continuing operations decreased 38.3 percent to $13.1 million. Net income decreased 38.5 percent to $13.1 million.

CIRCULATION RESULTS

As reported Nov. 7 by the Audit Bureau of Circulations, Lee's year-over-year circulation volume, including Pulitzer and Madison Newspapers, declined 1.8 percent daily and 2.2 percent Sunday in the six-month Fas-Fax period that ended Sept. 30. In comparison, the Newspaper Association of America reported that the average change for all newspapers during the period was minus 2.6 percent daily and minus 3.1 percent Sunday. Lee's 58 daily newspapers have combined paid circulation of 1.7 million weekdays and 1.9 million on Sundays.

FISCAL YEAR

Including acquisitions, for the year ended Sept. 30, advertising revenue increased 29.8 percent to $657.6 million, and total operating revenue increased 26.0 percent to $860.9 million. Operating expenses, excluding depreciation and amortization, rose 29.7 percent to $644.6 million. Expenses related to the acquisition of Pulitzer added $18.1 million.

On a same property basis, advertising revenue increased 4.9 percent, total operating revenue increased 3.6 percent, and operating expenses, excluding depreciation and amortization, increased 2.4 percent.

Including acquisitions and related costs, operating cash flow increased 16.1 percent, to $216.3 million, and operating cash flow margin was 25.1 percent, compared with 27.3 percent a year ago. Operating income rose 14.5 percent to $167.8 million. Non-operating expenses, which include financial expense related to the Pulitzer acquisition and an $11.2 million loss on early extinguishment of debt, totaled $46.5 million, compared with $11.9 million a year ago. As a result, income from continuing operations decreased 11.1 percent to $76.9 million. Net income decreased 10.7 percent to $76.9 million.

COSTS RELATED TO THE ACQUISITION OF PULITZER

On Nov. 1, 2005, Lee announced that the St. Louis Post-Dispatch concluded an offering of early retirement incentives that will result in an adjustment of staffing levels. A total of 129 employees volunteered to take advantage of the offer, which included enhanced pension and insurance benefits, and lump-sum cash payments based on continuous service. The annual pretax savings from the program, net of positions filled, is estimated to be $6.5-7.0 million, with savings of $6.0-6.5 million in the fiscal year ending Sept 30, 2006. The cost will total about $17.5 million before income tax benefit, with $9.1 million, or 12 cents per diluted common share, recognized in the quarter ended Sept. 30, 2005, and about $8.4 million, or 11 cents per diluted common share, in the quarter ending Dec. 31, 2005. Approximately $7.0 million of the cost represents cash payments, with the remainder due primarily to enhancements of pension and other post retirement benefits.

Transition costs related to the acquisition of Pulitzer in the quarter ended Sept. 30, 2005, totaled $7.4 million before income tax benefit, or 10 cents per diluted common share, and $8.9 million, or 12 cents per diluted common share for the fiscal year. Lee expects to incur additional transition costs for the remainder of the calendar year.

In the quarter ended June 30, 2005, refinancing of Lee’s 1998 Notes and 2002 credit agreement resulted in a one-time pretax loss from early extinguishment of debt of $11.2 million, or 15 cents per diluted common share. These facilities were replaced with a new $1.55 billion credit agreement entered into in conjunction with the acquisition of Pulitzer.

The following table summarizes the impact on earnings per diluted common share from costs related to the acquisition of Pulitzer:

	Three Months	Year
	Ended	Ended
	Sept. 30,	Sept. 30,
	2005	2005
Diluted EPS from continuing operations	$0.29	$1.70
Early retirement program	0.12	0.12
Transition costs	0.10	0.12
Loss on extinguishment of debt	-	0.15
Total costs related to acquisition
of Pulitzer	0.22	0.39
Diluted EPS, excluding costs related
to acquisition of Pulitzer	$0.51	$2.09

Tables follow. Expanded tables with same property comparisons, as well as revenue statistics for September, are available at www.lee.net/financial.

Lee Enterprises is a premier publisher of newspapers in midsize markets, with 52 dailies and a joint interest in six others, a rapidly growing online business and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.7 million daily and 1.9 million Sunday, reaching more than four million readers daily, and its weekly publications have distribution of more than 4.5 million households. Lee’s newspapers include such diverse markets as Napa, Calif.; Bloomington, Ill.; Billings, Mont.; Escondido, Calif.; Madison, Wis.; and St. Louis, Mo. Lee is based in Davenport, Iowa, and its stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee Enterprises, please visit www.lee.net.

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended					Year Ended
	Sept. 30					Sept. 30

(Thousands, Except EPS Data)	2005	2004	%		2005	2004	%

Operating revenue:
Advertising revenue:
Retail	$116,371	$70,506	65.1%		$358,253	$287,661	24.5%
National	13,386	4,590	191.6		33,075	18,434	79.4
Classified:
Daily newspapers:
Employment	24,050	12,556	91.5		64,122	44,562	43.9
Automotive	17,625	10,724	64.4		49,347	40,873	20.7
Real estate	17,023	9,308	82.9		46,808	34,081	37.3
All other	10,166	7,153	42.1		29,483	25,572	15.3
Other publications	15,537	9,181	69.2		43,672	33,237	31.4

Total classified	84,401	48,922	72.5		233,432	178,325	30.9
Niche publications	4,253	2,984	42.5		13,595	11,212	21.3
Online	7,627	3,136	143.2		19,294	11,125	73.4

Total advertising revenue	226,038	130,138	73.7		657,649	506,757	29.8

Circulation	51,927	32,680	58.9		154,226	130,552	18.1
Commercial printing	5,391	5,134	5.0		21,362	20,249	5.5
Online services & other	6,868	6,078	13.0		27,622	25,766	7.2

Total operating revenue	290,224	174,030	66.8		860,859	683,324	26.0

Operating expenses:
Compensation	114,381	70,008	63.4		342,237	276,204	23.9
Newsprint and ink	30,692	16,974	80.8		85,063	63,502	34.0
Other operating expenses	69,470	41,178	68.7		199,237	157,377	26.6
Transition costs	7,387	-	N	M	8,929	-	N	M
Early retirement program	9,124	-	N	M	9,124	-	N	M

Operating expenses,
excluding depreciation
and amortization	231,054	128,160	80.3		644,590	497,083	29.7

Operating cash flow(2)	59,170	45,870	29.0		216,269	186,241	16.1
Depreciation	8,316	5,777	44.0		24,813	20,578	20.6
Amortization	13,978	6,929	101.7		36,015	27,449	31.2

Operating income, before
equity in earnings of
associated companies	36,876	33,164	11.2		155,441	138,214	12.5
Equity in earnings of
associated companies:
Tucson newspaper
partnership	2,742	-	N	M	3,740	-	N	M
Madison Newspapers	2,505	2,433	3.0		9,044	8,523	6.1
Other	-	(183)	N	M	(381)	(183)	N	M

Operating income	42,123	35,414	18.9		167,844	146,554	14.5
4

Non-operating income:
Financial income	1,348	258	422.5		2,824	1,066	164.9
Financial expense	(23,408)	(2,864)	717.3		(38,038)	(12,665)	200.3
Loss on early
extinguishment of debt	-	-	-		(11,181)	-	N	M
Other, net	-	-	-		(58)	(294)	(80.3)

	(22,060)	(2,606)	746.5		(46,453)	(11,893)	290.6

Income from continuing
operations before
income taxes	20,063	32,808	(38.8)		121,391	134,661	(9.9)
Income tax expense	6,943	11,560	(39.9)		44,353	48,192	(8.0)
Minority interest	14	-	N	M	160	-	N	M

Income from continuing
operations	13,106	21,248	(38.3)		76,878	86,469	(11.1)
Discontinued operations	-	66	N	M	-	(398)	N	M

Net income	$ 13,106	$ 21,314	(38	.5)%	$ 76,878	$ 86,071	(10	.7)%

Earnings per common share:
Basic:
Continuing operations	$ 0.29	$ 0.47	(38	.3)%	$ 1.70	$ 1.93	(11	.9)%
Discontinued operations	-	-	-		-	(0.01)	-

Net income	$ 0.29	$ 0.47	(38	.3)%	$ 1.70	$ 1.92	(11	.5)%

Diluted:
Continuing operations	$ 0.29	$ 0.47	(38	.3)%	$ 1.70	$ 1.92	(11	.5)%
Discontinued operations	-	-	-		-	(0.01)	-

Net income	$ 0.29	$ 0.47	(38	.3)%	$ 1.70	$ 1.91	(11	.0)%

Average common shares:
Basic	45,201	44,969			45,118	44,792
Diluted	45,459	45,271			45,348	45,092

SELECTED BALANCE SHEET INFORMATION
		Sept. 30

(Thousands)	2005	2004

Cash	$ 7,543	$ 8,010
Restricted cash and investments	81,060	-
Debt (principal amount)	1,688,000	213,600

NOTES:

(1)        Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes revenue of Madison Newspapers, Inc.
(MNI), in which Lee owns a 50% share, and Lee’s 50% newspaper partnership in TNI
Partners in Tucson. Both are reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(2)       Operating cash flow, which is defined as operating income before depreciation,

amortization and equity in net income of associated companies, and operating cash flow margin (operating cash flow divided by operating revenue) represent non-GAAP financial measures. A reconciliation of operating cash flow to operating income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is reflected in the tables accompanying this release. The Company believes that operating cash flow and the related margin ratio are useful measures of evaluating its financial performance because of their focus on the Company's results from operations before depreciation and amortization. The Company also believes that these measures are several of the alternative financial measures of performance used by investors, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(3)      Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(4)      The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans," "projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100